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                                                                    EXHIBIT 23.2

           KPMG Audit Plc
           8 Salisbury Square               Tel +44 (0) 20 7311 8412
           London                           Fax +44 (0) 20 7311 8641
           EC4Y 8BB                         DX 38050 Blackfriars
           United Kingdom


The Board of Directors
Adolph Coors Co. Inc.                               ref   gks/3/brfd/mb823_jul02
311 Tenth Street
Golden
Colorado
80401-0030
                                                Contact   Graham Sutton
                                                          020 7311 8412


2 August 2002



Dear Sirs

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement on Form S-4 of Coors Brewing Company of our report dated 17 April 2002, with respect to the combined balance sheets of Carling Brewers as of 29 December 2001, 30 December 2000, 26 August 2000 and 2 October 1999 and the related combined profit and loss accounts, combined cash flow statements, combined statements of total recognised gains and losses and reconciliations of movements in net investment for the 52 week period ended 29 December 2001, the 18 week period ended 30 December 2000, the 47 week period ended 26 August 2000 and the 53 week period ended 2 October 1999, which report appears in the Form 8-K/A of Coors Brewing Company dated April 18, 2002.


Yours faithfully





KPMG Audit Plc